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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 4, 2004


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                    1-5706                  58-0971455
-------------------------------    ----------------------   --------------------
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification  No.)

             8000 Tower Point Drive, Charlotte, NC             28227
            ----------------------------------------          --------
            (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (704) 321-7380
                                                           --------------

          (Former name or former address, if changed since last report)


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ITEM 8.01  Other Events

     On November 4, 2004, the Company announced that it has entered into exclusive negotiations with an investor group ("Investor Group") concerning their preliminary proposal to acquire the Company by merger. The Investor Group's proposal assigns an aggregate enterprise value to MIG of US $300 million. Of this amount, approximately US $152 million would be used to retire the Company's outstanding 10 1/2 % Senior Discount Notes Due 2007, and the remaining US $148 million, after reduction for certain transaction related expenses, would be allocated between MIG's preferred and common shareholders in a manner determined by the Company's Board prior to the execution of any definitive merger agreement. The proposal contains a number of conditions, including without limitation, the Investor Group's successful completion of due diligence during a limited exclusivity period, the Investor Group obtaining commitments for all financing contemplated in its acquisition proposal, MIG meeting currently projected corporate cash balance and liability levels, and negotiation and execution of definitive transaction agreements. MIG has granted the Investor Group exclusivity until January 17, 2005 to pursue a due diligence review of the Company and negotiate a definitive merger agreement, subject to earlier termination under certain circumstances.

     There can be no assurances that any transaction with the Investor Group or any other party will take place nor can any assurance be given with respect to the timing or terms of any such transaction. Details of the terms of a final agreement, if any, reached between the parties will be disclosed upon signing of definitive agreements. The preliminary proposal made by the Investor Group is non-binding and MIG has agreed, under certain circumstances, to reimburse the Investor Group for a limited amount of its out-of-pocket expenses incurred in connection with its due diligence review and negotiation of definitive agreements.

     The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.



Item 9.01.        Financial Statements and Exhibits

                   (c)     Exhibits.

                           99.1 Press Release of Metromedia International Group, Inc., dated November 4, 2004





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  METROMEDIA INTERNATIONAL GROUP, INC.


                                  By:  /S/ HAROLD F. PYLE, III
                                       -----------------------------------
                                        Name: Harold F. Pyle, III
                                        Title:   Executive Vice President
                                                 Finance, Chief Financial
                                                 Officer and Treasurer

Date: November 4, 2004
Charlotte, NC




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